EXHIBIT 4.08

             SUBROGATION AND CONTRIBUTION AGREEMENT

                             Among

                 PANDA INTERFUNDING CORPORATION

                   PANDA FUNDING CORPORATION

                              and

                 PANDA INTERHOLDING CORPORATION

                              and

                      EACH PIC U.S. ENTITY
                   that is a signatory hereto



                   Dated as of July 31, 1996


                      ____________________



             SUBROGATION AND CONTRIBUTION AGREEMENT


     THIS SUBROGATION AND CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into, effective as of July 31, 1996 among PANDA INTERFUNDING CORPORATION, a Delaware corporation ("PIC"), PANDA FUNDING CORPORATION, a Delaware corporation ("Panda Funding"), and PANDA INTERHOLDING CORPORATION, a Delaware corporation, and each PIC U.S. Entity that is or shall in the future be organized as a direct subsidiary of PIC, which PIC U.S. Entity shall become a party hereto upon its incorporation (collectively, the "Guarantors").

                        R E C I T A L S

     WHEREAS,  PIC has formed Panda Funding as a special purpose,
wholly-owned   finance  subsidiary  to  issue   debt   securities
constituting the Bonds described below;

     WHEREAS, Panda Funding, PIC and the Trustee (as trustee for the holders of the Bonds described below) are party to an Indenture dated as of July 31, 1996 (as amended, supplemented or otherwise modified and in effect from time to time, the "Indenture"), providing, subject to the terms and conditions thereof, for the issuance by Panda Funding from time to time of certain Pooled Project Bonds (the "Bonds"), including, without limitation, $105,525,000 initial aggregate principal amount of 11 5/8% Pooled Project Bonds, Series A due 2012 (the "Series A Bonds");

     WHEREAS, Panda Funding will loan the entire proceeds of the issuance of the Series A Bonds (the "Loan") to PIC, which Loan will be made under a Loan Agreement dated of even date with the Indenture by and between Panda Funding and PIC (the "PIC Loan Agreement") and evidenced by a promissory note (the "Initial PIC Note") of PIC dated July 31, 1996, and payable to Panda Funding;

     WHEREAS, Panda Funding may from time to time loan the proceeds of subsequent series of Bonds (the "Additional Loans") to PIC, which Additional Loans will be made under the PIC Loan Agreement and evidenced by promissory notes (the "Additional PIC Notes") of PIC payable to Panda Funding;

     WHEREAS, one or more Letters of Credit may be substituted for cash funds in the Debt Service Reserve Fund (as defined in the Indenture) pursuant to Section 4.5(c) of the Indenture under a reimbursement agreement to be entered into between PIC or its controlling affiliate and a financial institution (the "Letter of Credit Provider") (to the extent so entered into and as amended, supplemented or modified and in effect from time to time, together with any substitution or replacement thereof, the "Reimbursement Agreement"), and in such event this Agreement shall be amended to admit the Letter of Credit Provider as a party hereto;

     WHEREAS, to induce the purchase of the Bonds and to secure Panda Funding's obligations to the holders (from time to time) of such Bonds (the "Holders" and, together with the Trustee, and the Letter of Credit Provider, if any, the "Secured Parties"), and to induce the issuance of any letters of credit by the Letter of Credit Provider and to secure PIC's or PIC's controlling affiliate's obligations to the Letter of Credit Provider under the Reimbursement Agreement (if entered into), Panda Funding has, pursuant to a Security Agreement dated as of July 31, 1996, between Panda Funding and the Collateral Agent (the "Panda Funding Security Agreement"), granted to the Collateral Agent for the benefit of the Secured Parties, a security interest in all of Panda Funding's assets, including, without limitation, the Initial PIC Note, the Additional PIC Notes, and Panda Funding's other personal property;

     WHEREAS,   PIC  has  agreed  to  guarantee  Panda  Funding's
obligations to the Holders and the Trustee pursuant to certain terms and covenants in the Indenture (the "PIC Guaranty");

     WHEREAS, to induce the purchase of the Bonds, Panda Energy Corporation, a Texas corporation ("PEC") and corporate parent of PIC, has, pursuant to a Stock Pledge Agreement dated as of July 31, 1996, between PEC and the Collateral Agent (the "PEC Stock Pledge Agreement"), pledged to the Collateral Agent for the benefit of the Secured Parties, all of the capital stock of PIC;

     WHEREAS, to induce the purchase of the Bonds by the Holders, which the Guarantors acknowledge is of substantial benefit to them (as the ultimate recipients of certain assets to be transferred to them in connection with the issuance of the Bonds) and of substantial benefit to their parent, PIC, as the recipient of the Loan evidenced by the Initial PIC Note and pursuant to the Additional Loans evidenced by Additional PIC Notes, of the proceeds of the issuance of the Bonds, each Guarantor has executed and delivered the Guaranty Agreement dated as of July 31, 1996 (such agreement the "Subsidiary Guaranty"), pursuant to which each Guarantor has jointly and severally guaranteed the Guaranteed Obligations (as defined in such Subsidiary Guaranty) in favor of the Collateral Agent for the benefit of the Secured Parties;

     WHEREAS, the Series A Bonds are being sold to the Initial Purchaser (as defined below) pursuant to the Purchase Agreement dated as of July 26, 1996 (the "Purchase Agreement") among Panda Funding, PIC, Panda Energy International, Inc., and Jefferies & Company, Inc. (the "Initial Purchaser"); and

     WHEREAS, it is a condition precedent to the purchase of the Series A Bonds by the Initial Purchaser that the Guarantors shall have executed and delivered this Agreement by each of the Guarantors existing at the time of the purchase of the Series A Bonds.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Each capitalized term used, but not defined, herein shall have the meaning assigned such term in, or by reference in, the Indenture or the Subsidiary Guaranty.

     2. (a) If any Guarantor makes a payment in respect of the Guaranteed Obligations, it shall be subrogated to the rights of the Collateral Agent and the Secured Parties, as applicable, (or any other payee) against PIC or Panda Funding with respect to such payment and shall have the rights of contribution set forth below against the other Guarantors; provided that such Guarantor shall not enforce its rights to any payment by way of subrogation or by exercising its rights of contribution until all the
Guaranteed Obligations shall have been paid in full. If any Guarantor makes a payment in respect of the Guaranteed Obligations so that the amount of its then current Net Payments is less than the amount of its then current Contribution Obligation, any Guarantor making such proportionately smaller payment shall, when permitted by the preceding sentence, pay to the other Guarantors an amount such that the Net Payments made by the Guarantors in respect of the Guaranteed Obligations shall be shared among the Guarantors pro rata in proportion to their respective Contribution Percentage. If any Guarantor receives any payment by way of subrogation or contribution so that the amount of its then current Net Payments is greater than the amount of its then current Contribution Obligation, the Guarantor receiving such proportionately greater payment shall, when permitted by the second preceding sentence, pay to the other Guarantors an amount such that the Net Payments received by the Guarantors shall be shared among the Guarantors pro rata in proportion to their respective Contribution Percentage. If any Guarantor makes a payment in respect of the Guaranteed Obligations so that the amount of its then current Net Payments is greater than the amount of its then current Contribution Obligation, any Guarantor making such proportionately larger payment shall, when permitted by the third preceding sentence, receive from the other Guarantors an amount such that the Net Payments made by the Guarantors in respect of the Guaranteed Obligations shall be shared among the Guarantors pro rata in proportion to their respective Contribution Percentage.

     (b) As used herein, the term "Contribution Obligation" shall mean an amount equal, at any time and from time to time and for each respective Guarantor, to the product of (i) such Guarantor's Contribution Percentage, times (ii) the sum of all payments made previous to or at the time of calculation by all Guarantors in respect of the Guaranteed Obligations (less the amount of any such payments previously returned to any Guarantor by operation of law or otherwise, but not including payments received by any Guarantor by way of its rights of subrogation and contribution hereunder). Notwithstanding anything to the contrary contained in this Section or in this Agreement, no liability or obligation of any Guarantor that shall accrue pursuant to this Agreement shall be paid nor shall it be deemed owed pursuant to this Agreement until all of the Guaranteed Obligations shall be paid in full.

     (c) As used herein, the term "Net Payments" shall mean an amount equal, at any time and from time to time and for each respective Guarantor, to the difference of (i) the sum of all payments made previous to or at the time of calculation by such Guarantor in respect of the Guaranteed Obligations and in respect of its obligations contained in this Agreement, less (ii) the sum of all such payments previously returned to such Guarantor by operation of law or otherwise and including payments received by such Guarantor by way of its rights of subrogation and contribution hereunder.

     (d) As used herein, the term "Contribution Percentage" shall mean, for any applicable date as of which such percentage is being determined an amount equal to the quotient of (i) the Net Worth of such Guarantor as of such date, divided by (ii) the sum of the Net Worth of all the Guarantors as of such date. The amount set forth opposite each Guarantor's name on Annex 1 hereto was calculated and agreed to among PIC, Panda Funding and the Guarantors to be the Contribution Percentage in effect on the date hereof or as may be amended from time to time to reflect the addition as a party hereto of any PIC U.S. Entity created as a direct subsidiary of PIC subsequent to the date of this Agreement.

     (e) As used herein, the term "Net Worth" shall mean for any Guarantor, calculated on and as of any applicable date on which such amount is being determined, the difference between (A) the sum of all such Guarantor's property, at a fair valuation and as of such date, minus (B) the sum of all such Guarantor's debts, at a fair valuation and as of such date, excluding the Guaranteed Obligations.

     3. Each party hereto represents and warrants to each other party hereto and to their respective successors and permitted assigns that the execution, delivery and performance by such party of this Agreement are within such party's powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of any applicable Government Rule or of the certificate or articles of incorporation, bylaws or partnership agreement, as applicable of such party or of any agreement, judgment, injunction, order, decree or other instrument binding upon such party or result in the creation or imposition of any Lien on any asset of such party.

     4. No failure or delay by any Guarantor in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and non-exclusive of any rights or remedies provided by law.

     5. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the parties hereto and consented to by the Collateral Agent.

     6. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     7. This Agreement and the rights and obligations of the parties hereunder and under the Bonds and the PIC Guaranty shall be construed in accordance with and be governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law, or any similar successor provision thereto, but excluding all other conflict-of-laws rules)and to the extent controlling, laws of the United States of America.

     8. Any legal action or proceeding with respect to this Agreement, the Notes or the other Transaction Documents may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Parties hereto irrevocably waives any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     9. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall become effective when a counterpart hereof shall have been signed by all the parties hereto.

     WITNESS THE EXECUTION HEREOF, by the parties hereto as of the date first above written.


PIC:                          PANDA INTERFUNDING CORPORATION



                              By:
                              Name:  William C. Nordlund
                              Title: Vice President, General Counsel
                                     and Assistant Secretary


PANDA FUNDING:                PANDA FUNDING CORPORATION



                              By:
                              Name:  William C. Nordlund
                              Title: Vice President, General Counsel
                                     and Assistant Secretary

GUARANTOR[S]:                 PANDA INTERHOLDING CORPORATION



                              By:
                              Name:  William C. Nordlund
                              Title: Vice President, General Counsel
                                     and Assistant Secretary



                      __________________




                            ANNEX I

                              TO

             SUBROGATION AND CONTRIBUTION AGREEMENT


GUARANTOR                             CONTRIBUTION PERCENTAGE

PANDA INTERHOLDING CORPORATION                        100%
                                           _______________

                                                      100%